EXHIBIT 10.1

GENERAL FINANCE CORPORATION

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

i

GENERAL FINANCE CORPORATION

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Series A Preferred Stock Purchase Agreement (the “Agreement”) is entered into as of this ___ day of _______, 200__ by and between General Finance Corporation, a Delaware corporation (the “Company”), and the investors listed on Exhibit A attached hereto (each a “Purchaser” and together the “Purchasers”).

RECITALS

A.           Concurrently with the execution of this Agreement, Company and Purchasers have executed and delivered a Registration Rights Agreement (the “Registration Rights Agreement”) which requires Company to register the Stock (as defined below) for public trading and resale.

B.           The parties hereby agree as follows:

1      Purchase and Sale of Preferred Stock.

1.1           Sale and Issuance of Series A Preferred Stock.

(a)           Company has adopted and filed with the Secretary of State of Delaware the Certificate of Designation in the form attached hereto as Exhibit B (the “Certificate”).

(b)           Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing, and Company agrees to sell and issue to each Purchaser at the Closing (as defined below), that number of shares of Series A 12.5% Cumulative Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) set forth opposite each such Purchaser’s name on Exhibit A attached hereto at a purchase price of $50.00 per share.  The shares of Series A Preferred Stock issued to Purchasers pursuant to this Agreement shall be hereinafter referred to herein as the “Stock.”

1.2           Closing; Delivery.

(a)           The purchase and sale of the Stock shall take place at the offices of Company located at 39 East Union Street, Pasadena, California at 10:00 a.m., on January 30, 2009, or at such other time and place established by Company (which time and place are designated as the “Closing”).

(b)           At the Closing, Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check or by wire transfer to Company’s bank account set forth in Exhibit C attached hereto.

2      Representations and Warranties of Company.  Company hereby represents and warrants to each Purchaser that:

2.1           Organization, Good Standing and Qualification.  Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business.   Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

2.2           Capitalization.  The authorized capital of Company consists, or will consist, immediately prior to the Closing, of:

(a)           Preferred Stock.  1,000,000 shares of preferred Stock, of which (i) 900,000 shares have been designated Series A Preferred Stock, none of which were issued and outstanding immediately prior to the Closing and (ii) 100,000 shares have been designated Series B 8% Cumulative Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock” and collectively with the Series A Preferred Stock, the “Preferred Stock”), 100 shares of which were issued and outstanding immediately prior to the Closing.  The rights, privileges and preferences of the Preferred Stock are as stated in the Certificate.

(b)           Common Stock.   100,000,000 shares of Common Stock, par value of $0.0001 per share (the “Common Stock”), of which 17,826,052 shares were issued and outstanding immediately prior to the Closing.  All of the outstanding shares of Common Stock have been duly authorized, are fully paid and non-assessable and issued in compliance with all applicable federal and state securities laws.

(c)            Warrants.   5,072,380 warrants with an exercise price of $6.00 per warrant, each of which is exercisable for one share of Common Stock (“Public Offering Warrants”), were issued and outstanding immediately prior to the Closing.  500,000 warrants with an exercise price of $8.00 per warrant, each of which is exercisable for one share of Common Stock (“Private Offering Warrants”), were issued and outstanding immediately prior to the Closing.

(d)           Units.   750,000 units (“Units”) with an exercise price of $10.00 per unit were issued and outstanding immediately prior to the Closing, with each unit consisting of one share of Common Stock and one warrant (and collectively with the Public Offering Warrants and the Private Offering Warrants, the “Warrants”) with an exercise price of $7.20 per warrant, which is exercisable for one share of Common Stock.

(e)           Stock Options.   Company has reserved 2,500,000 shares of Common Stock for issuance to officers, directors, employees and consultants of Company pursuant to the General Finance Corporation 2006 Stock Option Plan adopted by the Board of Directors and approved by Company stockholders (the “Stock Option Plan”).  1,379,000 options to purchase shares were granted as of November 8, 2008.

(f)           Company has reserved:

(i)           5,072,380 shares of Common Stock for issuance upon exercise o the Public Offering Warrants,

(ii)           500,000 shares of Common Stock for issuance upon exercise of the Private Offering Warrants; and

(iii)           1,500,000 shares of Common Stock for issuance upon exercise of the Units and the warrant included within the Units.

(g)           Except as set forth in this Section 2.2 there are no outstanding shares of common stock, preferred stock, warrants, units, options or rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from  Company of any shares of its capital stock.

2.3           Authorization.  All corporate action on the part of Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Company hereunder and the authorization, issuance and delivery of the Stock has been taken or will be taken prior to the Closing, and the Agreement, when executed and delivered by Company, shall constitute a valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4           Valid Issuance of Securities.  The Stock being issued to Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.  Based in part upon the representations of Purchasers in this Agreement, the Stock will be issued in compliance with all applicable federal and state securities laws.

2.5           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the laws of foreign jurisdictions in which the Stock is offered and sold.

2.6           Litigation.  There is no action, suit, proceeding or investigation pending or, to Company’s knowledge, currently threatened against Company or any of its subsidiaries that questions the validity of this Agreement or the right of Company to enter into them, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of Company, financially or otherwise, nor is Company aware that there is any basis for the foregoing.

2.7           Compliance with Other Instruments.

Company and its subsidiaries are not in violation or default of any provisions of its Certificate of Incorporation, Bylaws, charter documents or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to Company.  The execution, delivery and performance of this Agreement, the issuance of the Stock and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of Company.

2.8           Action.

Neither Company nor any of its subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

2.9           Disclosure.  Company has fully provided Purchasers with all the information that Purchasers have requested for deciding whether to acquire the Stock and all information that Company believes is reasonably necessary to enable Purchasers to make such a decision.  To Company’s knowledge, no representation or warranty of Company contained in this Agreement, any certificate furnished or to be furnished to Purchasers at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. From November 14, 2007 to the Closing Date Company has timely filed or otherwise transmitted all forms, reports and documents required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act and the Securities and Exchange Act of 1934, as amended (collectively, the “SEC Filings”). None of the SEC Filings contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein at the time they were filed in light of the circumstances under which they were made, not misleading, except for these statements (if any) as have been modified by subsequent filings with the SEC, prior to the date hereof.

2.10           Title to Property and Assets.  Company and its subsidiaries own its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business or which are necessary to secure loans and borrowing by its subsidiaries.  With respect to the property and assets it leases, Company and its subsidiaries are in compliance with such leases and, to its knowledge, hold a valid leasehold interest free of any liens, claims or encumbrances.

2.11           Tax Returns and Payments.  Company and its subsidiaries have filed all tax returns and reports as required by law.  These returns and reports are true and correct in all material respects.  Company has paid all taxes and other assessments due.

2.12           Insurance.  Company and its subsidiaries have in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

2.13           Labor Agreements and Actions.  There is no strike or other labor dispute involving Company or its subsidiaries pending, or to the knowledge of Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of Company, nor is Company aware of any labor organization activity involving its employees.

2.14           Permits.  Company and each of its subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of its business as currently conducted, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of Company.   Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3      Representations and Warranties of Purchasers.   Each Purchaser, severally and not jointly,  hereby represents and warrants to Company that:

3.1           Authorization.  Such Purchaser has full power and authority to enter into this Agreement.  The Agreements, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2           Purchase Entirely for Own Account.  Purchaser either (a) has a preexisting personal or business relationship with Company or any of its directors or officers or (b) by reason of Purchaser’s business or financial experience or the business or financial experience of their professional advisers who are unaffiliated with and who are not compensated by Company or any affiliate or selling agent of Company, directly or indirectly, could be reasonably assumed to have the capacity to protect their own interests in connection with the purchase of Stock.  This Agreement is made with Purchaser in reliance upon Purchaser’s representation to Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the Stock to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of federal or state securities laws.  By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock. Purchaser has not been formed for the specific purpose of acquiring the Stock.

3.3           Disclosure of Information.  Purchaser has had an opportunity to review the private placement memorandum concerning the sale of the Stock (the “PPM”) and discuss Company’s business, management, financial affairs and the terms and conditions of the offering of the Stock with a representative of Company’s management.

3.4           Restricted Securities.  Purchaser understands that the Stock has not been, and until the first anniversary of the Closing Date will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.   Purchaser understands that the Stock is a “restricted security” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Stock indefinitely unless it is registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that Company has no obligation to register or qualify the Stock for resale except as set forth in the Registration Rights Agreement.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock, and on requirements relating to Company which are outside of  Purchaser’s control, and which Company is under no obligation and may not be able to satisfy.

3.5           No Public Market.  Purchaser understands that no public market now exists for the Stock, that the Stock is not convertible into securities issued by Company that trade in a public market and that Company is not required to register or qualify the Stock for public trading or resale except as set forth in the Registration Rights Agreement.

3.6           Legends.  Purchaser understands that the Stock and any securities issued in respect of or exchange for the Stock, may bear one or all of the following legends:

(a)    “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF IN VIOLATION OF FEDERAL OR STATE SECURITIES LAWS.  NO SUCH SALE OR DISTRIBUTION MAY BE UNDERTAKEN WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(b)      Any legend set forth in the Registration Rights Agreement.

(c)      Any legend required by the Blue Sky laws of any state or any similar laws of any foreign jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended.

3.7           Accredited Investor.  Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8           No Advertisement; Residence.  In connection with the transaction contemplated in the Agreement, Purchaser did not receive and is not aware of any (a) advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (b) any invitation to or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.   Purchaser resides in the state or province identified in the address of Purchaser hereinafter shown below its signature.

4      Conditions of Purchasers’ Obligations at Closing.  The obligations of each Purchaser to Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1           Representations and Warranties.  The representations and warranties of Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2           Performance.  Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States of America (“U.S.”), of any state or any other jurisdiction that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

5      Conditions of Company’s Obligations at Closing.  The obligations of Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1           Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2           Performance.  All covenants, agreements and conditions contained in this Agreement to be performed by Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

5.3           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the U.S., of any state or any other jurisdiction that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

6      Miscellaneous.

6.1           Survival of Warranties.  Unless otherwise set forth in this Agreement, the warranties, representations and covenants of Company and Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year following the Closing.

6.2           Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of Delaware, without giving effect to principles of conflicts of law.

6.4           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.5           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice.

6.7           Finder’s Fee.  Except as disclosed in the PPM, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible.  Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Company or any of its officers, employees or representatives is responsible.

6.8           Fees and Expenses.  Each Purchaser shall be responsible for their respective fees and expenses incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby.

6.9           Attorney’s Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10           Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of Company and the holders of at least a majority of the Stock.  Any amendment or waiver undertaken in accordance with this Section 6.10 shall be binding upon Purchasers and each transferee of the Stock, each future holder of all such securities, and Company.

6.11           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

6.12           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13           Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

6.14           Confidentiality.  Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder. The foregoing provisions of this Section 6.14 shall only apply to the extent that such information (a) was known to the public prior to the disclosure by the such party, (b) becomes known to the public through no fault of such party, (c) is disclosed to such party on a non-confidential basis by a third party having a legal right to make such disclosure and under no contractual obligation not to make such disclosure, (d) is disclosed by such party in accordance with a judicial or other government order, provided that such party gives written notice to Company prior to such disclosure, or (e) is independently developed by such party; provided, however, that a party may disclose such proprietary or confidential information to any adviser, director, officer or other employee of such party or any affiliate thereof for the purpose of evaluating and monitoring its investment in  Company as long as such adviser, director, officer or other employee is advised of the confidentiality provisions of this Section 6.14 and agrees to be bound by this Section 6.14. The provisions of this Section 6.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

6.15           Exculpation Among Purchasers.  Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than Company and its officers and directors, in making its investment or decision to invest in Company.  Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Stock.

The parties have executed this Series A Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

GENERAL FINANCE CORPORATION

By:
Name:
Title:

The parties have executed this Series A Preferred Stock Purchase Agreement as of the date first written above.

By:
Name:
Title:

Address:

EXHIBITS

Exhibit A – Schedule of Purchasers

Exhibit B – Form of Certificate of Designation

Exhibit C –Company’s Bank Account

EXHIBIT A

SCHEDULE OF PURCHASERS
Purchaser	Shares Purchased
_______________ _______________ _______________ _______________ Attn: ___________ Fax: ___________ Email: __________

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATION

CERTIFICATE OF DESIGNATION,
 PREFERENCES AND RIGHTS
OF
SERIES A 12.5% CUMULATIVE PREFERRED STOCK
OF
GENERAL FINANCE CORPORATION,
a Delaware corporation

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

General Finance Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to the authority contained in Section Fourth of its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolutions creating a series of its Preferred Stock designated as Series A 12.5% Cumulative Preferred Stock:

NOW, THEREFORE, BE IT RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be, and hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

RESOLVED, FURTHER, that pursuant to the authority vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $.0001 par value per share, of the Corporation, to be designated “Series A 12.5% Cumulative Preferred Stock” (hereinafter referred to as the “Series A”), consisting of 900,000 shares, and to the extent that the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A are not stated and expressed in the Amended and Restated Certificate of Incorporation of the Corporation, does hereby fix and herein state and express such voting powers, designations, preferences, limitations, restrictions and relative rights as follows (which statement and expression shall be referred to as the “Certificate of Designation”):

1.             Designation and Amount.  The shares of such series shall be designated as “Series A 12.5% Cumulative Preferred Stock” and the number of shares constituting such series shall be 900,000.

2.             Dividend Provisions.  Each share of the Series A is entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of Six Dollars Twenty-Five Cents ($6.25) and no more, payable in equal quarterly installments commencing on the 31sth day of January, July and October and the 30th day of April of each year after the issuance of such share, payable only when, as and if declared by the Board of Directors.  Such dividends shall cumulate (whether or not declared and whether or not funds are legally available for payment thereof) from the issue date to the date of payment of such dividends.  Such dividends will be paid to the holders of Series A in preference to any dividend which may be paid to the holders of the Common Stock.   In the event that full cash dividends are not paid or made available to the holders of all outstanding shares of Series A, and funds available shall be insufficient to permit payment in full in cash to all such holders of the preferential amounts to which they are then entitled, the entire amount available for payment of cash dividends shall be distributed among the holders of Series A, ratably in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash shall cumulate as provided above.  Accrued dividends shall be declared and paid equally on each share of Series A.

3.             Voting Rights.  The Series A shall not be entitled to vote except as otherwise may be provided by law and as set forth herein.  If dividends on the Series A and any other class or series of preferred stock ranking on a parity with the Series A which are entitled to similar voting rights have not been paid in an aggregate amount equal to at least six full quarterly dividend payments (whether or not consecutive), holders of the Series A and any such other class or series of preferred stock (voting as a single class) will be entitled to nominate two persons as advisory directors to attend, but not to vote at, certain meetings of the Board of  Directors’ until full dividends have been paid for at least four consecutive quarterly dividend periods.  Such advisory directors may be excused from any portion of a meeting of the Board of Directors that does not relate to the Series A.

4.             Fractional Shares.  Fractional shares of Series A may be issued by the Corporation.

5.             Liquidation Preference for Series A.

(a)            Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution to stockholders each share of Series A shall be entitled to receive, in preference to any payment on the Common Stock, an amount equal to Fifty Dollars ($50.00) plus cumulative dividends as provided in Section 2 hereof accrued but unpaid to the date payment is made available to the Series A.  If, upon any such liquidation, winding up or dissolution of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation shall be distributed among the holders of the Series A ratably in proportion to the full amounts to which they would otherwise be respectively entitled. A reorganization shall not be considered to be liquidation, winding up or dissolution within the meaning of this subsection 5(a) and the Series A shall be entitled only to the rights provided in the plan of reorganization and elsewhere herein.

(b)           After the distributions described in subsection 5(a) hereof have been paid, subject to the rights of Series A and any other series of Preferred Stock which may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

6.            Conversion Rights of Series A.  The shares of Series A shall not be convertible into any other class or series of capital stock of the Corporation.

7.             Redemption.

(a)           Right to Redeem.  The Corporation shall have the right to redeem some or all of the shares of Series A on or after February 1, 2014.  If the Corporation elects to redeem some, but not all, shares of Series A eligible for redemption, the Corporation shall redeem from among the shares submitted by the various stockholders for redemption on the applicable date a pro-rata amount from each stockholder so submitting shares for redemption.

(i)           Mechanics of Redemption.  The Corporation shall effect each such redemption by giving written notice of its election to redeem, at least 20 days in advance of the redemption date, to the holder of shares of Series A appearing in the Corporation’s register for the Series A.  Such redemption notice shall indicate whether the Corporation will redeem all or part of the shares of Series A and the applicable redemption price.  The Corporation may, in its sole and absolute discretion, issue a Contingent Redemption (as defined above) on any or all Series A shares.  If the Corporation gives notice of a Contingent Redemption and the Triggering Event (as defined above) does not occur within 180 days of the date upon which the Corporation gave notice of the Contingent Redemption, such redemption shall be void and the Corporation shall treat the Series A as though such notice of redemption had never been given. The Corporation shall be entitled to send a notice of redemption and begin the redemption procedures regardless of whether the Corporation has the full amount of the redemption price, in cash or liquid assets, available on the date the redemption notice is sent to stockholders. The redemption price shall be paid to the holder of shares of Series A redeemed on the date fixed in the notice of redemption for said redemption, which Contingent Redemption may be a fixed number of days following the date upon which Triggering Event occurs; provided, however, that the Corporation shall not be obligated to deliver any portion of any such redemption price unless either the certificates evidencing the shares of Series A redeemed are delivered to the Corporation or its transfer agent for the Series A, if any, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

(ii)           Redemption Price.  The redemption price per share of Series A shall be $50.00 per share plus all accrued but unpaid dividends for such share.

8.             No Preemptive or Subscription Rights.  No holder of shares of Series A shall be entitled to preemptive or subscription rights.

9.             Amendment.  So long as any shares of Series A are outstanding, the Corporation shall not, without the affirmative vote of at least a majority of the outstanding shares of Series A voting as a single class, amend, alter or repeal any provision of this Certificate of Designation so as to affect the rights, preferences, qualifications, limitations or restrictions of the Series A.

[Signatures continued on next page]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights of Series A Preferred Stock to be duly executed by its Secretary on December 3, 2008.

GENERAL FINANCE CORPORATION

By:
Christopher A. Wilson
Secretary

EXHIBIT C

COMPANY’S BANK ACCOUNT